News Release

Babcock & Wilcox Enterprises Releases Preliminary First Quarter 2021 Results

Preliminary First Quarter 2021 Highlights:
- Revenues of $168.2 million, a 13.3% improvement compared to first quarter 2020
- Net loss of $(15.5) million, compared to $(31.5) million in first quarter 2020
- Earnings per share of $(0.22), compared to $(0.68) in first quarter 2020
- Consolidated adjusted EBITDA of $8.5 million, compared to $1.0 million in first quarter 2020
- Strong bookings of $171 million
- Minimum required pension funding contributions reduced by $26 million, in addition to the $107 million reduction previously disclosed

(AKRON, Ohio – April 22, 2021) – Babcock & Wilcox Enterprises, Inc. ("B&W" or the "Company") (NYSE: BW) announced certain preliminary results for the first quarter of 2021.

"Our preliminary results for the first quarter of 2021 reflect the ongoing positive impacts of our turnaround efforts and growth strategies, despite the adverse effects of COVID-19 across our segments," said Kenneth Young, B&W's Chairman and Chief Executive Officer. "Our first quarter performance positions us well to achieve our adjusted EBITDA targets of $70-$80 million and $95-$105 million, in 2021 and 2022, respectively1, taking into account the typical seasonal impacts of cold weather and customers’ reduced maintenance outages on first quarter performance, and our normal cyclical performance increase from the first quarter through the fourth quarter each year. We ended the first quarter well, with roughly $171 million in bookings and about $538 million in backlog at March 31, 2021."

"Our strategic actions in the last year, including launching new segments, expanding internationally, implementing additional cost savings initiatives and significantly reducing our secured debt, have provided a strong foundation for the continued execution of our growth strategy," Young continued. "As we pursue a robust pipeline of more than $5 billion of identified project opportunities over the next three years, in addition to our high-margin parts and services business, our leading-edge waste-to-energy and carbon capture technologies are well-positioned to meet the critical global demand for carbon dioxide and methane reductions."

"We are also seeing a significant number of attractive targets for investments or acquisitions in both emerging technology and mature markets, including small add-ons and transformative opportunities," Young added. "We are establishing capital-raising mechanisms to enable us to pursue such opportunities as they arise, including our $150 million at-the-market ("ATM") senior note offering that commenced on April 1, 2021 and a $350 million universal shelf registration statement filed today. We are focused on opportunities that generate strong cash flow, leverage the strength of our proven management team to improve margins and generate synergies, or expand our clean energy technology portfolio, all of which we expect to drive shareholder value."

1 The most comparable GAAP financial measure is not available without unreasonable effort.

For the first quarter of 2021 net loss is expected to be $(15.5) million. Adjusted EBITDA is expected to be $8.5 million. Bookings in the first quarter of 2021 are expected to be $171 million, with backlog of $538 million at March 31, 2021.

As of March 31, 2021 the Company's total gross debt was $233.3 million and its unrestricted cash balance was $53.8 million.

In addition, as a result of the passage of the U.S. American Rescue Plan Act, the Company's minimum required funding contributions for its domestic qualified pension plan through 2026 have been reduced by approximately $26 million, in addition to the previously disclosed $107 million reduction in minimum required funding contributions for the period, for total savings of $133 million. The current total minimum required funding contribution from 2021 to 2026 is approximately $9 million, of which approximately $5.5 million was paid in the first quarter of 2021; the remainder is expected to be paid in 2022. These numbers are subject to change with the performance of the pension fund investments.

These preliminary results are not a comprehensive statement of the Company’s financial results. Actual results for the first quarter of 2021 may differ from these preliminary unaudited results due to the completion of the Company’s customary quarter-end closing, review and audit procedures and any other developments arising before its financial results are finalized. Reconciliations of net loss, the most directly comparable GAAP measure, to EBITDA and adjusted EBITDA, and operating income to adjusted gross profit, are provided in the exhibits to this release.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures internally to evaluate its performance and in making financial and operational decisions. When viewed in conjunction with GAAP results and the accompanying reconciliation, the Company believes that its presentation of these measures provides investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone.

This release presents preliminary adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA on a consolidated basis is defined as the sum of the adjusted EBITDA for each of the segments, further adjusted for corporate allocations. At a segment level, the adjusted EBITDA is calculated as earnings before interest, tax, depreciation and amortization adjusted for items such as gains or losses on asset sales, mark to market ("MTM") pension adjustments, restructuring and spin costs, impairments, losses on debt extinguishment, costs related to financial consulting required under the U.S. Revolving Credit Facility and other costs that may not be directly controllable by segment management and are not allocated to the segment. The Company presented consolidated Adjusted EBITDA because it believes it is useful to investors to help facilitate comparisons of the ongoing, operating performance before corporate overhead and other expenses not attributable to the operating performance of the Company's revenue generating segments. This release also presents certain targets for our adjusted EBITDA in the future; these targets are not intended as guidance regarding how the Company believes the business will perform. The Company is unable to reconcile these targets to their GAAP counterparts without unreasonable effort and expense due to the aspirational nature of these targets.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management's current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date of this press release. Such forward looking statements include, but are not limited to, statements regarding the Company's anticipated results of operations for the first quarter of 2021. Factors that could cause such actual results to differ materially from those contemplated or implied by such forward-looking statements include, without limitation, the risks associated with the unpredictable and ongoing impact of the COVID-19 pandemic and other risks described from time to time in the Company's periodic filings with the SEC, including, without limitation, the risks described in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" (as applicable). These factors should be considered carefully, and B&W Enterprises cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About Babcock & Wilcox Enterprises
Headquartered in Akron, Ohio, Babcock & Wilcox Enterprises is a global leader in energy and environmental technologies and services for the power and industrial markets. Follow B&W on LinkedIn and learn more at www.babcock.com.

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Investor Contact:	Media Contact:
Megan Wilson	Ryan Cornell
Vice President, Corporate Development & Investor Relations	Public Relations
Babcock & Wilcox Enterprises	Babcock & Wilcox Enterprises
704.625.4944 | investors@babcock.com	330.860.1345 | rscornell@babcock.com

Exhibit 1
Babcock & Wilcox Enterprises, Inc.
Preliminary Consolidated Statements of Operations (unaudited) (1)
(In millions, except per share amounts)

	Three months ended March 31,
	2021	2020
Revenues	$168.2	$148.6
Costs and expenses:
Cost of operations	131.4	114.6
Selling, general and administrative expenses	40.5	37.6
Advisory fees and settlement costs	3.3	4.2
Restructuring activities	1.0	2.0
Research and development costs	0.6	1.3
Gain on asset disposals, net	(2.0)	(0.9)
Total costs and expenses	174.7	158.9
Operating loss	(6.5)	(10.3)
Other (expense) income:
Interest expense	(14.2)	(22.1)
Interest income	0.1	—
Gain on sale of business	0.4	—
Benefit plans, net	9.1	7.5
Foreign exchange	(1.2)	(9.3)
Other – net	(0.3)	(0.2)
Total other expense	(6.1)	(24.0)
Loss before income tax expense (benefit)	(12.6)	(34.3)
Income tax expense (benefit)	2.8	(0.8)
Loss from continuing operations	(15.4)	(33.5)
Income from discontinued operations, net of tax	—	1.9
Net loss	(15.4)	(31.6)
Net loss attributable to non-controlling interest	—	0.1
Net loss attributable to stockholders	$(15.5)	$(31.5)

Basic and diluted loss per share - continuing operations	$(0.22)	$(0.72)
Basic and diluted earnings per share - discontinued operations	0.00	0.04
Basic and diluted loss per share	$(0.22)	$(0.68)

Shares used in the computation of earnings per share:
Basic and diluted	71.4	46.4
(1) Figures may not be clerically accurate due to rounding

Exhibit 2
Babcock & Wilcox Enterprises, Inc.
Preliminary Reconciliation of Adjusted EBITDA (unaudited) (1)
(In millions)

	Three months ended March 31,
	2021	2020

Adjusted EBITDA (2)	$8.5	$1.0

Restructuring activities	(1.0)	(2.0)
Financial advisory services	(0.9)	(0.9)
Advisory fees for settlement costs and liquidity planning	(2.0)	(2.6)
Litigation legal costs	(0.4)	(0.7)
Stock compensation	(7.8)	(0.7)
Interest on letters of credit included in cost of operations	(0.3)	(0.2)
Loss from business held for sale	(0.5)	(0.8)
Depreciation & amortization	(4.1)	(4.2)
Loss from a non-strategic business	—	(0.1)
Gain on asset disposals, net	2.0	0.9
Operating loss	(6.5)	(10.3)
Interest expense, net	(14.1)	(22.1)
Gain on sale of business	0.4	—
Net pension benefit	9.1	7.5
Foreign exchange	(1.2)	(9.3)
Other – net	(0.3)	(0.2)
Total other income (expense)	(6.1)	(24.0)
Loss before income tax (benefit) expense	(12.6)	(34.3)
Income tax expense (benefit)	2.8	(0.8)
Loss from continuing operations	(15.4)	(33.5)
Income from discontinued operations, net of tax	—	1.9
Net loss	(15.4)	(31.6)
Net loss attributable to non-controlling interest	—	0.1
Net loss attributable to stockholders	$(15.5)	$(31.5)

(1) Figures may not be clerically accurate due to rounding
(2) Adjusted EBITDA for the three months ended March 31, 2020, excludes losses related to a non-strategic business and interest on letters of credit included in cost of operations that were previously included in Adjusted EBITDA and total $(0.1) million and $(0.2) million, respectively.

Exhibit 3
Babcock & Wilcox Enterprises, Inc.
Preliminary Reconciliation of Adjusted Gross Profit (unaudited) (2)
(In millions)

	Three months ended March 31,
	2021	2020
Adjusted gross profit (1)(3)
Operating loss	$(6.5)	$(10.3)
Selling, general and administrative ("SG&A") expenses	40.4	37.5
Advisory fees and settlement costs	3.3	4.2
Amortization expense	1.4	1.4
Restructuring activities	1.0	2.0
Research and development costs	0.6	1.3
Loss from a non-strategic business	—	0.1
Gains on asset disposals, net	(2.0)	(0.9)
Adjusted gross profit	$38.2	$35.3
(1) Intangible amortization is not allocated to the segments' adjusted gross profit, but depreciation is allocated to the segments' adjusted gross profit.
(2) Figures may not be clerically accurate due to rounding.
(3) Adjusted gross profit for the three months ended March 31, 2020, excludes losses related to a non-strategic business that was previously included in Adjusted gross profit and totals $(0.1) million